Exhibit 3.1

CERTIFICATE OF CORRECTION

TO CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

EyePoint Pharmaceuticals, Inc. (formerly named pSivida Corp.) (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of the corporation is EyePoint Pharmaceuticals, Inc.

SECOND: A Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”) was filed with the Secretary of State of Delaware on March 28, 2018 and said Certificate of Amendment requires correction as permitted by Section 103 of the DGCL.

THIRD: The inaccuracy or defect of said Certificate of Amendment is the statement that, upon resolution of the Board of Directors of the Corporation, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. No such special meeting was held and, under Section 242(a)(1) of the DGCL, stockholder approval was neither required nor obtained. This inaccuracy appeared in the “SECOND” section of the Certificate of Amendment.

FOURTH: The Certificate of Amendment hereby is corrected by replacing in entirety the “SECOND” and “THIRD” sections of such Certificate of Amendment with the following corrected versions:

“SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: All other provisions of the Certificate of Incorporation shall remain in full force and effect.”

FIFTH: Except as expressly modified and corrected hereby, the Certificate of Amendment shall stand and continue in full force and effect as set forth therein.

*                *                 *

IN WITNESS WHEREOF, EyePoint Pharmaceuticals, Inc. has caused this Certificate of Correction to Certificate of Amendment of Certificate of Incorporation to be signed by its duly authorized officer this 2nd day of April, 2018.

EyePoint Pharmaceuticals, Inc.

By:	/s/ Nancy Lurker
Name: Nancy Lurker Title: President and Chief Executive Officer

[Signature Page to Certificate of Correction of EyePoint Pharmaceuticals, Inc.]

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

pSivida Corp.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “ARTICLE 1                 ” so that, as amended, said Article shall be and read as follows:

Name change to: EyePoint Pharmaceuticals, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of

Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 28 day of March , 2018 .

By:	/s/ Nancy Lurker
Authorized Officer
Title:	President
Name:	Nancy Lurker
Print or Type